UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14a

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Novanta Inc.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than Registrant)

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Novanta Inc.

125 Middlesex Turnpike
Bedford, Massachusetts 01730
(781) 266-5700

April 20, 2021

Dear Shareholder:

The information contained in this letter supplements the definitive proxy statement of Novanta Inc. (the “Company”), which was filed with the Securities and Exchange Commission on April 6, 2021 (the “Proxy Statement”), relating to the Company’s 2021 annual and special meeting of shareholders (the “2021 Annual Meeting”). As a reminder, in light of the ongoing COVID-19 pandemic, all shareholders and any other persons entitled to attend the 2021 Annual Meeting are asked to attend online at www.virtualshareholdermeeting.com/NOVT2021 or to dial into the toll-free conference call line at 1-833-722-0216 (Canada and U.S.) or 1-929-517-0280 (international) at 3:00 p.m. Eastern Time on Thursday, May 13, 2021.

This supplement (“Supplement”) is being made available to the Company’s shareholders on or about April 20, 2021.

The Board of Directors continues to recommend that you vote your shares as follows:

•	“FOR” the election of each of the nominees for director named in the Company’s Proxy Statement;
•	“FOR” the approval, on an advisory basis, of the Company’s executive compensation;
•	“FOR” the approval of the amended and restated Novanta Inc. 2010 Incentive Award Plan (the “Incentive Award Plan”);
•	“FOR” the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to serve until the 2022 annual meeting of shareholders;
•	“FOR” the confirmation of the Company’s Amended and Restated By-Law Number 1; and
•	“FOR” the amendment to the Company’s articles to authorize an unlimited number of blank check preferred shares.

Amendment to Incentive Award Plan Proposal

At the 2021 Annual Meeting, shareholders are being asked to approve the Incentive Award Plan. Subsequent to the filing of the Proxy Statement, the Company determined that the Incentive Award Plan should be further amended for an administrative change to remove the phrase “any reload provision” from Section 12.4(d) of the Incentive Award Plan. Set forth in Appendix A to this Supplement is the marked version of Section 12.4(d) of the Incentive Award Plan to show this amendment (language being deleted is crossed out). No other changes were made to the Incentive Award Plan. At the 2021 Annual Meeting, you will be voting to approve the Incentive Award Plan, as amended by this amendment.

Additional Information on Blank Check Preferred Stock Proposal

At the 2021 Annual Meeting, shareholders are being asked to approve an amendment to the Company’s articles to authorize an unlimited number of blank check preferred shares. As previously disclosed, the Board of Directors believes that the approval of an amendment to the Company’s articles to authorize an unlimited number of blank check preferred shares will provide flexibility to take advantage of financing and acquisition opportunities as they arise. However, the preferred stock will not be issued or used for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan.

Proxy Voting

As a reminder, if for any reason you desire to revoke a submitted proxy or change your vote, your proxy may be revoked at any time prior to the 2021 Annual Meeting: (a) by delivering another properly executed proxy form bearing a later date and depositing it in the same manner as your original proxy and by no later than 3:00 p.m. Eastern Time on Tuesday, May 11, 2021; (b) by delivering an instrument in writing revoking the proxy, executed by the shareholder or by the shareholder’s attorney authorized in writing at the registered office of the Company, at any time up to and including the last business day preceding the date of the meeting, or at any reconvened meeting following its postponement, continuation or adjournment; (c) by voting during the 2021 Annual Meeting, if you are a shareholder of record; or (d) in any other manner permitted by law.

Your vote is important. Thank you for voting.

Sincerely,

/s/ Matthijs Glastra

Matthijs Glastra

Chief Executive Officer

Appendix A

NOVANTA INC.
2010 INCENTIVE AWARD PLAN

(AMENDED AND RESTATED EFFECTIVE February 24, 2021), as amended

Section 12. Administration

(d)Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or other performance criteria, ~~any reload provision,~~ any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;